T. ROWE PRICE U.S. BOND INDEX FUND, INC.

ARTICLES OF AMENDMENT

T. Rowe Price U.S. Bond Index Fund, Inc., a Maryland corporation, having its principal office in the City of Baltimore, Maryland (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended to change the name of the Corporation from “T. Rowe Price U.S. Bond Index Fund”, Inc. to “T. Rowe Price U.S. Bond Enhanced Index Fund, Inc.” As a result of this amendment, all references to “T. Rowe Price U.S. Bond Index Fund, Inc.” in the Charter are hereby changed to “T. Rowe Price U.S. Bond Enhanced Index Fund, Inc.”

SECOND: The amendment shall become effective on May 6, 2011.

THIRD: The amendment does not increase the authorized stock of the Corporation or the aggregate par value thereof.

FOURTH: The amendment has been approved by the Corporation’s Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law. No approval by shareholders of the Corporation is required under applicable law.

IN WITNESS WHEREOF, T. Rowe Price U.S. Bond Index Fund, Inc., has caused these presents to be signed in its name and on its behalf by its Vice President, and witnessed by its Secretary, on April 21, 2011.

WITNESS:	T. ROWE PRICE U.S. BOND INDEX FUND, INC.
/s/Patricia B. Lippert ____________________________ Patricia B. Lippert, Secretary	/s/David Oestreicher By: ____________________________ David Oestreicher, Vice President

THE UNDERSIGNED, the Vice President of T. Rowe Price U.S. Bond Index Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

      /s/David Oestreicher

    ____________________________

 David Oestreicher, Vice President